                         **Confidential treatment has been requested with
                           respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission

                                                                   EXHIBIT 10.10




                             CO-BRANDED XMS SERVICE
                               MARKETING AGREEMENT


This CO-BRANDED XMS SERVICE MARKETING AGREEMENT (this "Agreement") is made and entered into as of August 11th, 1998 (the "Effective Date") between Concur Technologies, Inc. (formerly known as Portable Software Corporation), a Washington corporation ("Concur") and American Express Travel Related Services Company, Inc., a New York corporation ("AMEX").

                                 R E C I T A L S


WHEREAS, Concur plans to develop an outsource business travel and entertainment expense management service for customers;


WHEREAS, AMEX and its licensees provide, inter alia, corporate charge, credit, procurement, smart and store value card products and services, travel agency services and electronic travel booking services and products;


WHEREAS, Concur and AMEX desire to enter into a marketing agreement providing for the development and marketing of a co-branded version of the Concur outsource business travel and entertainment expense management service for use by AMEX Clients;


NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:


1. DEFINITIONS.


      1.1 "Affiliate" shall mean with respect to any person (which for purposes of this definition shall include individuals, business entities and other legal entities), any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" shall mean the power to direct or cause the direction of, the management and policies of such person whether through the ownership of voting interests, by contract or otherwise.


      1.2 "AMEX Client" shall mean a business enterprise, including without limitation divisions or departments thereof, that has a Corporate Card account or an American Express Business Travel Account from time to time during the term of this Agreement.


      1.3 "AMEX Competitor" shall mean a person, firm or enterprise engaged in the business of (a) issuing payment instruments (including, without limitation, charge, credit, stored-value and debit cards), (b) facilitating consumer or small business lending, (c) issuing travelers cheques or (d) engaged in travel booking business.


      1.4 "AXP/XMS Customer" shall mean an AMEX Client that enters into an AXP/XMS Service Agreement for its internal use of the Co-Branded XMS Service.


      1.5  "AXP/XMS Service Agreement" shall have the meaning set forth in
           Section 2.3.


      1.6  "Base Price List" shall have the meaning set forth in Section 5.1.


      1.7 "Burdened Cost" includes the direct costs (personnel, supplies, materials, contracted and outside services), indirect costs (allocated facility-related expenses) and general and administrative expenses (proportionate allocation of costs associated with administration, finance, accounting and human resources) attributable or allocable to the provision of the consulting and implementation services, training and other similar services provided to AXP/XMS Customers, all as determined in accordance with generally accepted accounting principles.


      1.8  "Ceiling" shall have the meaning set forth in Section 5.1(b).


      1.9 "Co-Branded XMS Service" shall mean the travel and entertainment expense management service to be developed by Concur in accordance with the terms of this Agreement (more particularly described on Exhibit A-1 hereto) which incorporates the Exclusive Features (as defined in Section 2.3).


      1.10 "Consulting Revenue" shall mean amounts received by Concur from an AXP/XMS Customer with respect to a Service Period for consulting, implementation services, training and other similar services related to the Co-Branded XMS Service (including amounts for the services referenced in Section 5.4) less (i) Concur's Burdened Cost, and (ii) except to the extent already included in Burdened Cost, duties or sales use or other taxes or withholdings other than those based on Concur's before tax income.


      1.11 "Corporate Card" shall mean a corporate charge, credit or procurement card issued by AMEX or its licensees to the employees and agents of AMEX Clients for use in connection with travel, entertainment and procurement expenses incurred on behalf of AMEX Clients.


      1.12 "Floor" shall have the meaning set forth in Section 5.1(b).


      1.13 "Party" shall mean Concur or AMEX.


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      1.14 "Concur Competitor" shall mean a person, firm or enterprise providing a software product or software-enabled service in the travel and entertainment expense management field.


      1.15 "Prior Agreement" shall mean that Strategic Marketing Alliance Agreement entered into as of December 17, 1997 between the Parties.


      1.16 "Revenue" shall mean the aggregate of all amounts paid by any AXP/XMS Customer with respect to a Service Period and relating to the Co-Branded XMS Service including, without limitation, transaction fees and one-time payments, but excluding (i) Consulting Revenue,
           (ii) direct costs for licensing of third party software products that are integrated into the Co-Branded XMS Service and (iii) duty, sales, use or other taxes or withholdings other than those based on Concur's income.


      1.17 "Service Launch Date" shall mean the date on which the Co-Branded XMS Service is commercially available for use by an AMEX client in accordance with the terms of Section 2.2.


      1.18 "Service Period" shall mean the period during which an AXP/XMS Customer is a party to an AXP/XMS Service Agreement, including renewals and extensions thereof, if there has been no service termination of nine months or longer.


      1.19 "Shortfall" shall have the meaning set forth in Section 5.1(b).


      1.20 "Steering Committee" shall have the meaning set forth in Section 6.1(d) of the Prior Agreement.


      1.21 "Suggested Price List" shall have the meaning set forth in Section
           5.1.


2. DEVELOPMENT OF THE CO-BRANDED XMS SERVICE.


      2.1 In accordance with the terms of this Agreement, the Co-Branded XMS Service will be offered to AMEX Clients and made available only to such AMEX Clients who have agreed to be bound by the terms and conditions set forth in the AXP/XMS Service Agreement. The Co-Branded XMS Service shall be installed at the AXP/XMS Customer site (or at the site of a data center partner) and accessible via an Internet browser supplied by Microsoft Internet Explorer 3.02 or higher or Netscape Navigator Version 3.0 or higher.


      2.2 Concur agrees to develop, in accordance with the terms and conditions set forth in this Agreement, the Co-Branded XMS Service for commercial distribution to AXP/XMS Customers on or before [*]; provided that if Concur cannot develop the Co-


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



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           Branded XMS Service on or before [*] but can demonstrate to AMEX's reasonable satisfaction that Concur can, in accordance with the terms of this Agreement, develop the Co-Branded XMS Service for commercial distribution by a date not beyond [*], then AMEX may, it its sole discretion, agree that the Co-Branded XMS Service will be made commercially available by a date no later than [*]. AMEX, in its sole reasonable discretion, shall determine whether the Co-Branded XMS Service is available for commercial distribution.


      2.3 Exclusive Features. Concur and AMEX shall develop from time to time during the term of this Agreement certain service features for integration into the Co-Branded XMS Service (the "Exclusive Features"). Listed on Exhibit C hereto are the Exclusive Features being developed by AMEX and Concur as of the date hereof. The Parties acknowledge and agree that their ownership rights in the Exclusive Features and the related technical specifications shall be governed by the principles stated in Section 10.2 hereof.


3. MARKETING OF CO-BRANDED XMS SERVICE.


      3.1 Marketing and License Rights. Subject to the terms and conditions of this Agreement, Concur hereby grants to AMEX and AMEX hereby accepts from Concur, a nonexclusive and nontransferable right in the United States and throughout the world to market the Co-Branded XMS Service, directly and through AMEX's agents and Affiliates, to AMEX Clients. Initially, AMEX may only specifically target AMEX Clients which would use the Co-Branded XMS Service in the United States and Canada. As Concur completes localization efforts in additional geographical areas and implements the infrastructure necessary to assure proper use of the Co-Branded XMS Service in those areas, AMEX may target AMEX Clients who would use the Co-Branded XMS Service in such additional areas.



      3.2  AXP/XMS Service Agreement.


              (a) All AMEX Clients that desire to use the Co-Branded XMS Service shall execute Concur's customized service agreement in substantially the form of Exhibit F attached hereto (the "AXP/XMS Service Agreement"). The AXP/XMS Service Agreement shall provide the terms and conditions of use by such AMEX Client of the Co-Branded XMS Service and grant to such AMEX Client a nonexclusive and nontransferable right to use the Co-Branded XMS Service in accordance with the terms and conditions stated therein.


              (b) Concur agrees that the AXP/XMS Service Agreement shall offer to the respective AXP/XMS Customer a service contract up to three (3) years in length and shall contain other terms and conditions, including without limitation Concur's Year


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                  2000 warranty, not materially less favorable to the AXP/XMS
                  Customer than offered to Concur's own business customers.


              (c) The AXP/XMS Service Agreement will provide for payments by the
                  AXP/XMS Customer directly to Concur. Concur and not AMEX, shall be deemed the seller of the Co-Branded XMS Service hereunder and shall be responsible for collection and remittance to the appropriate jurisdiction any and all applicable sales/use taxes or other similar transaction taxes. Concur shall fully indemnify and hold AMEX harmless from any sales/use or similar transaction taxes that are assessed (whether against AMEX or Concur) with respect to such sales.


      3.3 User's Manual. As and when the Co-Branded XMS Service (including without limitation any upgrade thereof) is made available to AXP/XMS Customers, Concur shall deliver to AMEX, in a format reasonably requested by AMEX, a comprehensive user's manual which any user of the Co-Branded XMS Service (including without limitation any upgrade thereof) may utilize in order to properly operate the Co-Branded XMS Service. AMEX, in accordance with Section 7.1 hereof, shall brand and publish such manual for delivery to AXP/XMS Customers. Concur will reasonably assist AMEX in the production of such manual and will provide AMEX with all materials created by Concur that may be useful in the production of such manual.


      3.4 Service Bureau Option. Upon reasonable advance notice to Concur and subject to meeting reasonable performance criteria and mutual agreement by the Parties, AMEX may utilize AMEX payment processing facilities as the payment processor component of the Co-Branded XMS Service as provided to AXP/XMS Customers designated by the Parties. Concur agrees to provide reasonable cooperation to AMEX in enabling AMEX to perform this function.

      3.5  Certain Marketing Exclusivities.


              (a) Concur agrees that for the twelve (12) month period
                  immediately following the general commercial offering of a Exclusive Feature (as described in Section 2.3 hereof), Concur will not, and will not permit any of its licensees to, include such Exclusive Feature in any of product or service commercially offered by or on behalf of Concur or any of its licensees.


              (b) AMEX agrees that that in the [*] following the Service Launch
                  Date, AMEX will only market the Co-Branded XMS Service to AMEX Clients that AMEX identifies as [*] and will not actively market the Co-Branded XMS Service to AMEX Clients that AMEX identifies as [*]. As used herein [*] means AMEX Clients served as of the date hereof by the division managed by [*] and [*] means

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                  the AMEX clients served as of the date hereof by the AMEX
                  division managed by [*]

              (c) Prior to the expiration of the exclusivity arrangement described in Section 3.5(a)(i) hereof with respect to any Exclusive Feature (the "Exclusivity Expiration Date"), the Steering Committee shall identify and select additional features that will be added to the set of Exclusive Features available to AXP/XMS Customers during the twelve (12) months period following the Exclusivity Expiration Date. The parties hereto agree to develop such features and make the same available as "Exclusive Features" with the exclusive conditions provided in Section 3.5(a)(i). If, for any reason, these additional Exclusive Features are not available for commercial distribution to AXP/XMS Customers by the Exclusivity Expiration Date, then the exclusivity described in
                  Section 3.5(a)(i) that relate to such "expiring" Exclusive Features shall extend until such time as replacement and Exclusive Features are available.


4. TRAINING AND SUPPORT.


      4.1  Training of AMEX Sales Personnel.


              (a) Periodically during the term of this Agreement and at mutually agreeable times and locations, Concur agrees to train AMEX sales personnel with respect to the Co-Branded XMS Service (including each new version thereof) for the purpose of educating AMEX's sales team on the features and benefits of the Co-Branded XMS Service (or such new version, as the case may be) and how to demonstrate and market it. Concur shall not change AMEX for such training.


              (b) AMEX shall make available for training by Concur (in
                  accordance with Section 4.1(a) hereof) those AMEX sales managers that shall be responsible for the promotion of the Co-Branded XMS Service. AMEX shall reasonably assist Concur, at no direct expense to AMEX over and above the travel, lodging and meal expenses of its attendees, in the training of such sales managers. AMEX personnel who successfully complete this training shall certified by Concur (if such personnel have previously been certified on an earlier version of the Co-Branded XMS Service and are receiving training on a new version, shall be recertified by Concur).


      4.2 Support. Concur will provide warranty service and support to AXP/XMS Customers on the terms set forth in the AXP/XMS Service Agreement. This will include maintenance and upgrade notices and support, as well as a dedicated AMEX/XMS telephone support line during Concur's customary support hours. Concur agrees that the level of service and support provided to AXP/XMS Customers will be no less favorable than
           (i) the level of service and support generally provided to Concur's


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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           commercial customers and (ii) the level of service and support provided to Concur's commercial clients of any other marketer or reseller of the Concur's product generally similar to the Co-Branded XMS Service.


      4.3 AXP/XMS Customer Training. Concur agrees to furnish training to AXP/XMS Customers at Concur's customary rates.


5. MARKETING AND SUPPORT.


      5.1  Announcements.


            (a) AMEX shall participate with Concur in the development and delivery of a press release announcing the relationship between AMEX and Concur regarding the Co-Branded XMS Service. The press release shall be subject to the prior written approval of both AMEX and Concur.


            (b) All information to be disseminated to third parties about the relationship between Concur and AMEX regarding AMEX's marketing of or relationship or involvement with, the Co-Branded XMS Service shall be reviewed and approved by both Parties prior to any use or other publication.


            (c) Concur and AMEX agree to jointly develop information about the
                Co-Branded XMS Service relationship between Concur and AMEX to be used in communications to AMEX Clients and to AXP/XMS Customers.


      5.2   Marketing Responsibilities of AMEX.


            (a) AMEX shall provide Concur, at no cost to Concur reasonable access to appropriate AMEX sales managers as may be mutually agreed by the Parties in order to present information about the Co-Branded XMS Service and to conduct the training referenced in
                Section 4 hereof.


            (b) AMEX, at no cost to Concur will undertake marketing programs and efforts regarding the Co-Branded XMS Service as AMEX shall determine from time to time.


            (c) Upon receipt from Concur of the user manual described in Section
                3.3 hereof, AMEX will provide customized branding to such manual in accordance with the terms hereof and provide marketing edits thereto. All marketing edits made by AMEX shall be subject to Concur's reasonable approval prior to any distribution thereof to AXP/XMS Customers. The approved manual (the "Quick Start Guide") shall be printed by AMEX at no cost to Concur and shall be made available for


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                distribution to AXP/XMS Customers. AMEX shall not use any of the materials created by Concur and which AMEX receives from Concur except as contemplated by this Agreement.


            (d) AMEX agrees that AMEX shall neither market the Co-Branded XMS
                Service to any third party except as provided in this Agreement. AMEX agrees not to make any representations, warranties, commitments or guarantees to AMEX Clients (including without limitation AXP/XMS Customers) with respect to the Co-Branded XMS Service (including its features and capabilities) that are materially inconsistent with materials, representations, warranties, commitments or guarantees provided by Concur.


6. PRICING, FEES & PAYMENT PROCEDURE.


     6.1 Pricing and Allocation of Revenue.


           (a) Pricing to the AXP/XMS Customer. Concur's standard licensing fees for the Co-Branded XMS Service is listed as part of Exhibit A-2 hereto (the "Suggested Price List"). Concur's licensing fees do not include any national, state or local sales, use, value added or other taxes, customs duties or similar tariffs and fees which Concur may be required to pay or collect upon the delivery of the Co-Branded XMS Service or upon collection of the fees or otherwise. Concur will provide AMEX with not less than thirty
               (30) days notice of any adjustment to the Suggested Price List. Although it is the intent of Concur that the Co-Branded XMS Service be marketed at the prices on the Suggested Price List and discounts therefrom, those prices are suggested prices only and AMEX is entirely free to determine the actual price for the Co-Branded XMS Service it markets to AXP/XMS Customers. Also attached as part of Exhibit A-2 is Concur's base licensing fee (the "Base Price List"). Concur agrees that the prices set forth in the Base Price List will not exceed the lowest price at which Concur makes any service similar to the Co-Branded XMS Service available commercially on a standalone basis.


           (b) Allocation of Revenue and Consulting Revenue.


                  (i) Collection of Revenue. Concur shall be responsible for the collection and accounting of all Revenue and Consulting Revenue.


                  (ii) Revenue Allocation. Concur shall be entitled to 55% of all Revenue and AMEX shall be entitled to 45% of all Revenue; provided, however, that any portion of the Revenue attributable to licensing fees payable by any AXP/XMS Customer to Concur shall be not less than fifty-five percent (55%) of the prices stated on the Base Price List applicable to such AXP/XMS Customer (the "Floor") and not greater than fifty-five percent (55%) of the




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                        Suggested Price List prices applicable to such AXP/XMS
                        Customer (the "Ceiling"). To the extent AMEX offers to pay all or any portion of the licensing fee on behalf of an AXP/XMS Customer which results in such AXP/XMS Customer paying to Concur a licensing fee less than the applicable price on the Base Price List, then AMEX agrees to pay Concur the difference between (i) the Floor and (ii) 55% of the licensing fee actually paid by such AXP/XMS Customer (such amount, the "Shortfall").

                  (iii) Consulting Revenue. The Parties acknowledge Concur's expectation that its Burdened Costs of providing consulting and similar services to AXP/XMS Customers will exceed the associated consulting revenue of a significant period of time. Concur will retain fifty-five percent (55%) of Consulting Revenue from AXP/XMS Customers and will pay the balance to AMEX.


                  (iv) The share of Revenue and Consulting Revenue described herein shall continue so long as such Revenue or Consulting Revenue is generated by an AXP/XMS Customer with respect to the Co-Branded XMS Service, irrespective of the termination of this agreement.

           (c) Timing of Payments.


                  (i) With respect to Revenue actually received by Concur in any calendar month, Concur agrees to remit to AMEX AMEX's share of such Revenue as provided in subsection
                        (b)(ii) hereof no later than forty-five (45) days following the end of such calendar month. Such remittance shall be made by check or by wire transfer to an account designated by AMEX in writing. Concur shall pay interest at the rate of eighteen percent (18%) per annum on all such amounts paid after the due date. Upon remittance to AMEX of its share of the Revenue, Concur shall be entitled to retain for its own account its share of the Revenue as provided in subsection (b)(ii) hereof.


                  (ii) With respect to Revenue actually received by Concur in any calendar month, Concur shall, at the end of every calendar month, calculate any Shortfall amounts payable by AMEX. Concur shall invoice such Shortfall amounts and forward such invoice, along with appropriate back-up documentation, to AMEX. AMEX agrees to pay such invoiced amount within forty-five (45) days of its receipt thereof and to pay interest at the rate of eighteen percent (18%) per annum on all such amounts paid after such due date.


           (d) Competitive Pricing. Concur agrees that, during the term of this Agreement, if Concur enters into an agreement of similar scope and general purpose with an AMEX Competitor regarding the marketing or reselling of the a product generally similar to the Co-Branded XMS Service and providing for a lower level of revenue


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                to be paid or retained to Concur than [*] or lower prices in the related base price list (or its functional equivalent) than as provided on the Base Price List attached hereto, then this
                Section 6.1 shall thereupon be amended to provide such lower percentage to Concur on the Revenue thereafter payable to Concur hereunder and/or to reflect such lower prices in the Base Price List.


           (e) International Venues. For purposes of this Agreement, Revenues derived from international (i.e. non-U.S.A.) licensing of the Co-Branded XMS Service shall be calculated in the same manner as the determination with respect to domestic (U.S.A). Revenue shall be converted into U.S. Dollars in a consistent manner and in accordance with Concur's commercially reasonable practices.


     6.2   Reporting. Concur will provide to AMEX a monthly report within thirty
           (30) days following the end of each calendar month detailing the Revenues received during such calendar month from AXP/XMS Customers and indicating Shortfalls where applicable. Within thirty (30) days after the end of each calendar quarter following the Service Launch Date, Concur will provide a report, with appropriate back-up documentation, to AMEX detailing all Consulting Revenues generated during such calendar quarter, including without limitation, the associated Burdened Costs.


      6.3 Audit. Upon request from AMEX, Concur shall give AMEX reasonable access and audit and verification documentation as AMEX may reasonably request in order to assure Concur's compliance with the terms of this Agreement including but not limited to data security. Such requests shall be limited to the scope of this Agreement and shall not be made more frequently than once in any four-month period. Any audit must be conducted during the hours of 8 AM and 5 PM. Notwithstanding the foregoing, if AMEX has reasonable grounds to believe a breach of data security has occurred, AMEX reserves the right to visit and audit the premises of Concur or its subcontractors, unannounced, during normal business hours.


      6.4 Implementation Fees. Implementation of the Co-Branded XMS Service, including the establishment of links to G/L, will be provided by Concur and billed to AXP/XMS Customers by Concur at its then standard rates for such services.


      6.5 Referral Payments to Concur. AMEX shall compensate Concur under the terms and conditions specified in Exhibit D hereto in connection with the referral to AMEX of leads for Corporate Card accounts.


7. TRADEMARKS AND TRADE NAMES.


      7.1  Use of Parties Marks.



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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           (a)  During the term of this Agreement, Concur authorizes AMEX to use the trademarks provided by Concur from time to time during the term of this Agreement in connection with AMEX's marketing, advertisement and promotion of the Co-Branded XMS Service.
                Concur may revoke or modify its authorization to AMEX from time to time in its sole reasonable discretion. Nothing contained in this Agreement shall give AMEX any interest in such trademarks. AMEX agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything which may adversely affect the validity or enforceability of any trademark or trade name belonging to or licensed to Concur. AMEX will not register, seek to register or cause to be registered any of Concur's trademarks without Concur's prior written consent. AMEX agrees not to attach any additional trademarks or trade designations to any Co-Branded XMS Service other than those mutually agreed to by the Parties.


           (b) During the term of this Agreement, AMEX authorizes Concur to use the trademarks as provided by AMEX from time to time during the term if this Agreement in connection with Concur's marketing, advertisement and promotion of the Co-Branded XMS Service. AMEX may revoke or modify its authorization to Concur from time to time in its sole reasonable discretion. Nothing contained in this Agreement shall give Concur any interest in such trademarks. Concur agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything which may adversely affect the validity or enforceability of any trademark or trade name belonging to or licensed to AMEX. Concur will not register, seek to register or cause to be registered any of AMEX's trademarks without AMEX's prior written consent. Concur agrees not to attach any additional trademarks or trade designations to any Co-Branded XMS Service other than those mutually agreed to by the Parties.


      7.2 Branding of the Co-Branded XMS Service. The Co-Branded XMS Service shall be branded with a trademark identified by AMEX from time to time during the term of the Agreement. Furthermore, AMEX and Concur shall include the "XMS" logo and the designation "Powered by XMS" (or other designation(s) determined by Concur and agreed to by AMEX) on all printed and electronic marketing materials which references the Co-Branded XMS Service. AMEX acknowledges and agrees that Concur will include a Concur designation or logo on the screen of the software delivered to AXP/XMS Customers as part of the Co-Branded XMS Service. The size and placement of such reference shall be consistent with such branding guidelines developed by the mutual agreement of the Parties. Concur agrees to develop customized screens for the Co-Branded XMS Service marketed and sold to AXP/XMS Customers that include designations and/or logos determined by AMEX and consistent with the branding guidelines developed by the Parties. In the event the parties cannot agree on branding guidelines as required herein, then the decision of the Steering Committee shall govern.



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8. TERM AND TERMINATION.


      8.1 This Agreement shall commence on the Effective Date and, unless sooner terminated as provided in this Agreement, shall remain in full force and effect for a term of eighteen (18) months following the Service Launch Date (the "Initial Term"). Thereafter, this Agreement shall automatically renew for successive two-year terms (each, a "Renewal Term"), provided, however, that a Party may terminate this Agreement on the expiration date of the Initial Term or any Renewal Term by delivering written notice of termination to the other not less than ninety (90) days before the expiration of such Initial Term or Renewal Term.


      8.2 Termination. This Agreement may be terminated at any time prior to the expiration of its then current term, as follows:


           (a) by either Party by written notice to the other Party if a receiver shall have been appointed over the whole or any substantial part of the assets of the other Party, a petition or similar document is filed by the other Party initiating any bankruptcy or reorganization proceeding or such a petition is filed against the other Party and such proceeding shall not have been dismissed or stayed within sixty (60) days after such filing;


           (b) by either Party upon written notice if the other Party has breached the terms of this Agreement in any material respect and fails to cure such breach within thirty (30) days after receipt of written notice of such default;


           (c) by AMEX upon written notice upon the acquisition of a controlling interest in Concur by an AMEX Competitor;


           (d) by AMEX upon written notice upon the appointment of an officer, director or other designee of an AMEX Competitor to serve on the Board of Directors of Concur; or


           (e) by AMEX in the event Concur has not developed the Co-Branded XMS Service for general commercial distribution to AXP/XMS Customers by August 1, 1999.

     8.3 Special Renegotiation Rights. With respect to the Revenue share (described in Section 6.1(b)(ii) hereof) applicable to the Renewal Terms, Concur reserves the right to renegotiate such Revenue share upon written notice to AMEX no later than one hundred eighty (180) days following the Service Launch Date. In the event AMEX and Concur cannot agree to the term for a new Revenue share for the Renewal Terms within one hundred eighty (180) day period following the foregoing notice to AMEX, then, unless otherwise agreed, the Agreement shall terminate at the expiration of the Initial Term.


     8.4   Effect of Termination. Upon any termination or expiration of this
           Agreement:


           (a) For a period of one year after the date of termination, all applicable books and records of Concur shall be made available to AMEX for the purpose of determining compliance by Concur with its obligations under this Agreement;


           (b) Each Party shall immediately cease distribution of all items in its possession which bear the trademarks of the other Party, shall as promptly as is practicable cease all use of the trademarks of the other Party and will not use any mark which is confusingly similar to any trademarks of the other Party;


           (c) Each Party shall return to the other Party marketing literature and materials of the other Party in its possession or shall destroy such items and certify their destruction to the other Party; and


           (d) Each Party's rights and obligations with respect to payments due hereunder (including, without limitation, amounts due to AMEX and Concur pursuant to Section 6.1) as well as the provisions of Sections 6.2, 6.3, Sections 7, 8, 9, 10, 11, 12, 13 and 14,
                shall survive termination of this Agreement.


     8.5  Non-Solicitation.


           (a) AXP/XMS Customers. During the term of this Agreement and for a period of one (1) year thereafter, (i) Concur shall not solicit any AXP/XMS Customer to become a customer of a corporate card product offered by an AMEX Competitor, (ii) Concur shall not solicit any AXP/XMS Customer to become a customer of a travel and booking product offered by an AMEX Competitor. During the period of exclusivity as described in Section 3.5, AMEX shall not solicit any AXP/XMS Customer to become a customer of a business and expense management service offered by a Concur Competitor.


           (b) Employees. During the term of this Agreement and for one (1) year thereafter, the Parties agree not to solicit for employment any employee of the other Party involved in the development, marketing or sale of the Co-Branded XMS Service.

9. LIMITATIONS OF LIABILITY. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUES, LOSS OF PROFITS or COST OF PROCUREMENT OF SUBSTITUTE TECHNOLOGY, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY TO ANY CLAIM OR CAUSE OF ACTION WHETHER IN CONTRACT OR TORT, STRICT LIABILITY OR BREACH OF WARRANTY, BUT SHALL NOT APPLY IF (A) A PRODUCT IS DETERMINED TO BE DEFECTIVE AND TO HAVE CAUSED BODILY INJURY OR DEATH or (B) IF SUCH DAMAGES ARE THE RESULT OF THE OTHER PARTY'S NEGLIGENCE OR WILLFUL MISCONDUCT.


      THE PARTIES ACKNOWLEDGE THAT THIS SECTION 9 HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THAT THE PARTIES WOULD NOT HAVE ENTERED INTO THIS AGREEMENT, BUT FOR THE LIMITATIONS OF LIABILITY AS SET FORTH HEREIN.


10.   REPRESENTATIONS AND WARRANTIES.


      10.1 Due Authorization, etc. Each of Concur and AMEX represents and warrants that (i) it has all right, power and authority to execute, deliver and perform this Agreement and all agreements and documents executed in connection herewith (the "Ancillary Documents"); (ii) each of this Agreement and the Ancillary Documents have been duly authorized, executed and delivered by it and is or when executed will be, its legal, valid and binding obligations in accordance with their terms; (iii) the entering into and performance of this Agreement and the Ancillary Documents by it does not require the consent or approval of any third party or governmental authority; and (iv) there is no litigation, action at law or equity, suit, arbitral or administrative proceeding, claim or to its knowledge, governmental investigation presently pending or to its knowledge, threatened against it or any of its Affiliates that would impair or otherwise affect its ability to perform its obligations hereunder and thereunder.


      10.2 Intellectual Property Ownership.


           (a) Concur hereby represents and warrants to AMEX that (i) Concur is the owner of the Co-Branded XMS Service and the components thereof, or otherwise has the right to sell, license and market the Co-Branded XMS Service, as contemplated by the terms of this Agreement, without infringing or violating any law, rule, regulation, United States or foreign copyright, patent, trade secret or other proprietary rights of any third party and (ii) the grant of rights hereunder to AMEX does not violate or constitute a default under any agreement to which

                Concur is a party, nor shall the performance by AMEX hereunder in accordance with the terms of this Agreement subject AMEX to liability as a result of any such agreement.


           (b) As used herein "Developed Materials" shall mean, hereunder, all inventions, methods, techniques, works of authorship, computer software, computer upgrades, computer programs, service providers, vendors information, training materials, telemarketing scripts, computer screens, reports, data, any other proprietary or confidential information made, created, developed or written hereunder and other intellectual property created, developed or written in accordance with the activities contemplated hereunder. In the event any Developed Material (i) is fully paid for by AMEX and Concur has not provided material creative or developmental input therein (including without limitation provision of proprietary or confidential information), then such Developed Material shall be deemed the sole property of AMEX and any use thereof by Concur shall require consent thereto by AMEX; (ii) is substantially paid for by AMEX and Concur has had material creative or developmental input therein (including without limitation provision of proprietary or confidential information), then such Developed Material shall be deemed the property of AMEX with Concur having a non-exclusive, non-transferable and royalty-free right of use thereof; (iii) is substantially paid for by Concur and AMEX has had material creative or developmental input therein (including without limitation provision of proprietary or confidential information), then such Developed Material shall be deemed the property of Concur with AMEX having a non-exclusive, non-transferable and royalty-free right of use thereof; and (iv) is fully paid for by Concur and AMEX has not provided material creative or developmental input therein (including without limitation provision of proprietary or confidential information), then such Developed Material shall be deemed the sole property of Concur and any use thereof by AMEX shall require consent thereto by Concur. As used herein, "AMEX Property" shall mean the Developed Material as described in (i) and (ii) above; "Concur Property" shall mean the Developed Material as described in (iii) and (iv) above.


           (c) All Developed Materials shall be deemed Proprietary Information (as defined in Section 11 hereof) and subject to the confidentiality provisions of this Agreement.


           (d) Nothing herein shall be construed to restrict, impair or deprive Concur or AMEX of any of their respective rights or proprietary interests in technology or products that existed prior to and independent of the performance of their respective obligations hereunder.


      10.3 Intellectual Property. Concur represents and warrants to AMEX that, to the best knowledge of Concur, it is unaware of any patents or other third party rights which cover the Co-Branded XMS Service and/or any component thereof. Concur has not received any notices from any third party indicating an infringement or other violation of third party intellectual property rights.


      10.4 Year 2000. Concur represents and warrants to AMEX that the Co-Branded XMS Service and each component thereof have been and will be tested and are and will be fully capable of providing accurate results using data having date ranges spanning the twentieth (20th) and twenty-first (21st) centuries (e.g., years 1900-2099). Without limiting the generality of the foregoing, Concur represents and warrants to AMEX that the Co-Branded XMS Service and each component thereof shall (a) manage and manipulate data involving all dates from the 20th and 21st centuries without functional or data abnormality related to such dates; (b) manage and manipulate data involving all dates from the 20th and 21st centuries without inaccurate results related to such dates; (c) have user interfaces and data fields formatted to distinguish between dates from the 20th and 21st centuries; and (d) represent all data related to include indications of the millennium, century and decade as well as the actual year.
           The exclusive remedy of AMEX and the entire liability of Concur, for breach of this Section shall be a right of indemnification under
           Section 12 for its direct damages arising out of AXP/XMS Customers claims, suits or proceedings related to such breach.


      10.5 AXP/XMS Customer Warranty. EXCEPT AS SET FORTH IN THE AXP/XMS SERVICE AGREEMENT OR EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, CONCUR DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE CO-BRANDED XMS SERVICE.


11. PROPRIETARY INFORMATION AND CONFIDENTIALITY.


      11.1 Proprietary Information. The Parties intend to disclose and exchange confidential, proprietary and trade secret, technical information, technical and business plans, proposed products and marketing and sales reports regarding their businesses and, (i) in the case of Concur, internal processes related to the operation of the Co-Branded XMS Service, the Suggested Price List and Base Price List and (ii) in the case of AMEX, information provided by AMEX with respect to internal AMEX processes and AXP/XMS Customers, including, without limitation, their names, addresses (including e-mail), account and telephone numbers and account information (the "Proprietary Information"). Information with respect to AXP/XMS Customers contained in the AXP/XMS Service Agreement shall be deemed Proprietary Information of AMEX.


      11.2 Obligation of Confidentiality. Each Party shall protect and keep confidential any and all Proprietary Information of the other Party embodied in any information disclosed hereunder and shall not use, disclose or allow any third party access to any such Proprietary Information, except to support or perform its obligations under this Agreement. In furtherance and not in limitation of the foregoing, each Party agrees to maintain the strict confidentiality of any source code delivered by the other Party. Furthermore, with respect to Proprietary Information that relates to any AMEX Client, Concur agrees to comply, and cause its third party contractor to comply, with the AMEX security principles attached hereto as Exhibit E.


      11.3 Limited Access. Each Party shall use its best efforts to ensure that only employees and third parties whose duties give them a need to know such Proprietary Information of the other Party shall have access thereto. All such persons and entities shall be obligated to treat the same as proprietary and confidential and the receiving Party shall take such other measures to protect the confidentiality of such Proprietary Information. Without limiting the generality of the foregoing, each Party shall require any third party to whom it discloses any Proprietary Information to sign a confidentiality agreement, enforceable by the other Party, whereby such third party agrees to be bound by the confidentiality provisions set forth in
           Section 11.2.


      11.4 Required Disclosure. If a Party or any of its employees, shall be under a legal obligation in any administrative, governmental or judicial circumstance involuntarily to disclose any Proprietary Information of the other Party, it shall give the Party that owns such Proprietary Information (the "Disclosing Party") prompt notice thereof so that the Disclosing Party may seek an appropriate protective order. If the Disclosing Party is finally unsuccessful in obtaining such protective order and if the Party receiving such Proprietary Information (the "Receiving Party") or any such employee would, in the opinion of its counsel, be held in contempt or suffer other censure or penalty for failure to disclose, disclosure pursuant to the order or decree of an administrative, governmental or judicial authority with jurisdiction over such Party may be made by the Receiving Party or its employees without liability hereunder.


      11.5 Permitted Disclosures. Notwithstanding the foregoing, neither Party shall be liable to the other with regard to any disclosure of Proprietary Information of the other Party which:


           (a) was known to the Receiving Party, without restriction, at the time of disclosure, as shown by the files of the Receiving Party in existence at the time of disclosure;


           (b) is disclosed with the prior written approval of the Disclosing Party;


           (c) was independently developed by the Receiving Party, without any use of the Proprietary Information and without the assistance of any employee or other agents of (or independent contractors hired by) the Receiving Party who have been exposed to such Proprietary Information;

           (d) becomes known to the Receiving Party, without restriction, from a source who obtained such information other than through the breach of this Agreement by the Receiving Party or the breach of any confidential or fiduciary obligations to the Disclosing Party; or


           (e) is required to be disclosed pursuant to law or in accordance with judicial or other governmental order.


      11.6 Remedies. The Parties agree that money damages would not be a sufficient remedy for any breach of this Section 11 by Receiving Party and the Disclosing Party shall be entitled, in addition to money damages, to specific performance and injunctive relief and any other appropriate equitable remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Section 11 by Receiving Party but shall be in addition to all other remedies available at law or in equity to Disclosing Party. If a court or other authority determines that a Party has materially breached its obligations under this Section 11, the other Party will be entitled to payment of its legal fees and disbursements, court costs and other expenses of enforcing, defending or otherwise protecting its interests hereunder.


      11.7 Survival. The obligations of confidentiality and limitations of use, disclosure and access set forth herein shall survive the termination of this Agreement.


12. INDEMNIFICATION.


      12.1 By Concur. Concur agrees to indemnify, defend and hold harmless AMEX and its Affiliates and their respective directors, officers, employees and agents (collectively, the "AMEX Group"), from and against any and all claims, suits, losses, damages and liabilities (including reasonable attorney's fees and expenses) arising out of or resulting from

           (a) any third party claim, suit or proceeding and any settlement thereof (including reasonable fees of attorneys and related costs), to the extent based on a claim that the Co-Branded XMS Service or Concur infringes the patent, copyright, trademark, trade secret or other proprietary right of a third party;

           (b) the intentional or negligent act or omission of Concur or its officers, directors, employees, contractors or agents (collectively, the "AMEX Agents") in the course of the performance of Concur's duties and obligations under this Agreement;

           (c) the failure of Concur or its Agents, as the case may be, to comply with the terms of this Agreement; or

           (d) the failure of Concur (including without limitation its Agents who perform on behalf of Company hereunder) to comply with its obligations under any and all laws, rules or regulations applicable to Concur, its Agent or the Co-Branded XMS Service, as the case may be.

      12.2 By AMEX. AMEX agrees to indemnify, defend and hold harmless Concur and its Affiliates and their respective directors, officers, employees and agents, from and against any and all claims, suits, losses, damages and liabilities (including reasonable attorney's fees and expenses) arising out of or resulting from


           (a) any third party claim, suit or proceeding and any settlement thereof (including reasonable fees of attorneys and related costs), to the extent based on a claim that AMEX's intellectual property incorporated into the Co-Branded XMS Service or the marketing thereof infringes the patent, copyright, trademark, trade secret or other proprietary right of a third party,


           (b) the intentional or negligent act or omission of AMEX or its officers, directors, employees, contractors or agents (collectively, the "AMEX Agents") in the course of the performance of Concur's duties and obligations under this Agreement;


           (c) the failure of AMEX or the AMEX Agents, as the case may be, to comply with the terms of this Agreement; or


           (d) the failure of AMEX to comply with its obligations under any and all laws, rules or regulations applicable to AMEX.


      12.3 Indemnification Procedure. If any action shall be brought against either Party in respect of which indemnity may be sought from the other Party pursuant to the provisions of this Section 12 ("Claim"), the indemnified Party shall promptly notify the indemnifying Party in writing, specifying the nature of the Claim, the total monetary amount sought, as well as such relief as is sought therein. The indemnified Party shall cooperate with the indemnifying Party at the indemnifying Party's expense in all reasonable respects in connection with the defense of the Claim if by a third party. If the Claim from a third party is solely for monetary damages or a claim of infringement, the indemnifying Party shall, upon written notice to the indemnified Party, undertake the defense or settlement of the Claim; in all other instances, the indemnified Party, upon written notice to the indemnifying Party, may undertake the defense or settlement of the Claim. In the event the indemnified Party undertakes the defense or settlement of the Claim, the indemnifying Party shall have the right to employ separate counsel at its own expense and participate in the defense of the Claim. The indemnifying Party shall reimburse the indemnified Party upon demand the judgment of a court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions and shall reimburse the indemnified Party upon demand for any payments of attorney's fees and related expenses made by the indemnified Party. A Party's failure to give timely notice or to provide copies of documents or to furnish relevant data in connection with any claim for indemnification shall not constitute a defense (in part or in whole) to any claim for indemnification for such Party, except and only to the extent that such failure shall result in any prejudice to the indemnifying Party; provided, that any such compromise or settlement must be approved by the indemnifying Party and any such compromise or settlement must be approved by the indemnified Party, which approval shall not be unreasonably withheld.


13. AXP/XMS CUSTOMER LISTS. Subject to Section 11 hereof, AMEX shall have all rights and interests to the list of AXP/XMS Customers and the information contained thereon. Concur shall not solicit AXP/XMS Customers for any reason other than in accordance with the terms of this Agreement, or as requested by AMEX in writing. Notwithstanding the foregoing, the Concur may market products and services to its own customers and potential customers provided that (A) in any such marketing, such customer is not identified in any manner as an AMEX Client and (B) the source of the information used by the Concur to target such customer or potential customer is neither AMEX nor the lists provided by or on behalf of AMEX under this Agreement. The terms of this Section 13 shall survive the termination of this Agreement.


14.    GENERAL.


      14.1 Entire Agreement; Amendment. This Agreement, together with any exhibits attached hereto, contains the complete and exclusive understanding and agreement of the Parties with respect to its subject matter and supersedes, merges and replaces all prior writings, discussions and understandings relating to such subject matter. This Agreement may only be amended by a written agreement and signed by authorized representatives of both Parties.


      14.2 Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of New York, excluding those laws that direct the application of the laws of another jurisdiction. The Parties hereby consent to the exclusive jurisdiction of any State or Federal court located in New York County. Neither Party shall knowingly take or fail to take any action that might cause it or the other Party to be in violation of any law or regulation of the United States, including the United States Foreign Corrupt Practices Act.


      14.3 Force Majeure. Neither Party shall be liable for any delay or failure to meet its obligations pursuant to this Agreement due to natural circumstances beyond its reasonable control, including, but not limited to war, riots, insurrection, civil commotion, fire, flood, storm or inability to obtain necessary labor, materials or manufacturing facilities as a direct result of such natural disasters.


      14.4 Severability. If any term or provision of this Agreement is found to be invalid or unenforceable for any reason, it shall be adjusted rather than avoided, if possible, so as best to accomplish the objective of the Parties to the extent possible. In any event, the remaining terms and provisions shall be deemed valid and enforceable. It is expressly understood and agreed that each provision of this Agreement providing for a limitation of liability disclaimer or limitation of warranties or exclusion of damages is intended by the Parties to be severable and independent of any other provisions and to be enforced as such.


      14.5 Assignment. This Agreement shall be binding on the Parties and on their successors and assigns. Except as expressly provided herein, neither Party shall transfer, assign or subcontract any right or obligation hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld.


      14.6 Waiver. The failure of either Party any time to require performance by the other Party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter; nor shall the waiver by either Party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.


      14.7 Attorneys' Fees. In the event of any suits and actions with respect to this Agreement, including actions for indemnification under
            Section 12, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in resolving such dispute.


      14.8 Cooperation. Each Party to this Agreement agrees to execute and deliver all documents and to perform all further acts and to take any and all further steps that may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated hereby.


      14.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute a single instrument.


      14.10 Notices. All notices relating to this Agreement shall be in writing, signed by the Party giving or making such notice or communication and shall be delivered by: (a) personal delivery; (b) telecopier facsimile transmission; or (c) by postage-prepaid certified or registered mail (airmail if available), return receipt requested. Notices shall be sent to the address of the other Party set forth below or such other address as either Party may specify in writing in accordance with this Section and shall be deemed given upon personal delivery, five (5) business days after deposit in the mail or upon acknowledgment or actual receipt of facsimile transmission:


              To Concur:


                           S. Steven Singh
                           President and CEO
                           Concur Technologies, Inc.
                           (formerly Portable Software Corporation)

                           6222 - 185th NE
                           Redmond, WA 98052


              with a copy to:


                           Fenwick & West LLP
                           2 Palo Alto Square
                           Suite 800
                           Palo Alto, California  94306
                           Attention:  Matthew P. Quilter


              To AMEX:


                           [*]
                           Vice President
                           American Express Travel Related Services
                           Company, Inc.
                           140 Broadway (43rd Floor)
                           New York, NY  10005


              with a copy to:


                           General Counsel's Office
                           American Express Travel Related Services
                           Company, Inc.
                           3 World Financial Center
                           New York, New York  10285-4909
                           Attention:  [*]
                                       Counsel, Corporate Services

      14.11 Voluntary Preliminary Dispute Resolution.


            (a) In the event of any controversy or claim arising out of or relating to this Agreement, the Steering Committee will first attempt in good faith to resolve the matter. If the Steering Committee is unable to resolve such matter, the Parties will attempt in good faith to resolve such matter by negotiations between senior executives of the Parties who have settlement authority but do not have direct responsibility for the administration of this Agreement. If the Parties are unable to resolve a controversy or claim within sixty (60) days after written submission to the Steering Committee, then the matter may be submitted to a court of competent jurisdiction. All negotiations conducted pursuant to this Section 14.11 are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence;


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            (b) This Section 14.11 sets forth the exclusive method for adjudicating disputes between the Parties arising out of or relating to this Agreement; provided that nothing in this
                 Section 14.11 shall prevent a Party from applying to the federal or state courts to obtain injunctive relief pending resolution of the dispute through the voluntary dispute resolution procedures set forth herein and to join in any such action such other claims as may be required to be brought by applicable joinder rules.


      14.12 No Creation of Partnership. This Agreement does not create or constitute a partnership for tax or other purposes. All decisions regarding effectuation this Agreement and any action to be taken hereunder shall be solely at the discretion of the Party making such decision. Neither Party shall hold itself out as an agent of the other. Neither Party shall have any authority to bind or obligate the other in any manner.


      14.13 Access to AMEX Client Lists. The access provided by AMEX to Concur of certain lists of AMEX Clients hereunder shall be deemed provided to Concur at no additional charge.


      14.14 Insurance.


            (a) During the term of this Agreement and for any period that the Service is made available to Customers (including without limitation Enrollees), Concur agrees to maintain, at its own expense, insurance in at least the following amounts (or such reasonable higher amounts upon which the parties may hereafter agree) to insure against both Concur's and AMEX's risk of loss in connection with the services described in this Agreement:
                 (i) commercial general liability insurance, including coverage for contractual liability, fire and casualty, business interruption and complete operations, in the amount of $10 million per occurrence with at least $5 million personal injury coverage; and (ii) errors and omissions liability insurance covering the acts, errors, omissions and infringement of Concur in the amount of at least $2 million per occurrence with an annual aggregate of $10 million.


            (b) Concur shall provide AMEX with certificates of insurance or adequate proof of the foregoing insurance to AMEX on the date hereof and within five (5) days of the issuance of a renewal certificate for each such insurance policy. The commercial general liability insurance policy shall name AMEX and its affiliate companies as additional insureds with respect to the Service. All insurance policies required hereunder shall contain a provision stating the name and address of AMEX and that AMEX is to be notified in writing by the insurer at least thirty (30) days prior to cancellation of or a material change in, any policy issued by such insurer.

            (c) All policies required hereunder shall be maintained with insurers acceptable to AMEX. AMEX reserves the right to disallow coverage from any insurer that does not maintain a rating of B+++ or higher from A.M. Best.


      14.15 Trademarks. The use by a Party of any logo, trademark or other mark owned by the other Party or Affiliates of the other Party shall be strictly limited to each specific right to use articulated from time to time.


      14.16 Headings. The headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Parties hereto agree to the provisions set forth above and have executed this Agreement as of the Effective Date.


CONCUR TECHNOLOGIES, INC.
(formerly known as Portable Software Corporation)



By: /s/ STEVE SINGH
   ----------------------------------
Name:  Steve Singh
     --------------------------------
Title: President & CEO
      -------------------------------





AMERICAN EXPRESS TRAVEL
RELATED SERVICES COMPANY, INC.




By: /s/ ED GILLIGAN
   ----------------------------------
Name:   Ed Gilligan
     --------------------------------
Title:  President Corporate Services
      -------------------------------

                                LIST OF EXHIBITS


Exhibit A-1    Description of the Co-Branded XMS Service


Exhibit A-2    Suggested Price List and Base Price List


Exhibit B      Support


Exhibit C      Exclusive Features


Exhibit D      Lead Referral Compensation Payable By AMEX to Concur


Exhibit E      AMEX Security Principles


Exhibit F      Form of AXP/XMS Service Agreement


Exhibit G      Data Security Agreement

                                   EXHIBIT A-1


                    DESCRIPTION OF THE CO-BRANDED XMS SERVICE

The Co-Branded XMS Service is an Internet travel expense management outsourcing solution that automates the entire travel expense management process - from expense report preparation and approval to processing and data analysis. The Co-Branded XMS Service is powered by the Xpense Management Solution - a software developed and owned by Concur -- and the hardware, application, operations, and Internet connections are hosted by a third party web hosting partner. Automated web reporting and payment services are optionally available.

The Co-Branded XMS Service is based on the XMS version 3.01 and includes the Exclusive Features developed from time to time in accordance with the terms of the Agreement.

                                   EXHIBIT A-2

-----------------------------------------------------------------------------------------------------------------------------
                                   PLEASE NOTE THAT THIS IS NOT A FINAL PRICE SHEET
-----------------------------------------------------------------------------------------------------------------------------
                 WE ARE SIX MONTHS AWAY FROM DELIVERY AND PRICE IS SUBJECT TO CHANGE UP OR DOWN SLIGHTLY
-----------------------------------------------------------------------------------------------------------------------------
               # OF EXPENSE  MONTHLY        PER          PER                                 IMPLEMENTATION &   CONSULTING &
MARKET         REPORTS PER   MINIMUM    TRANSACTION  TRANSACTION   PER PAYMENT  PER PAYMENT   BASIC TRAINING       CUSTOM
SEGMENT           YEAR       FEE LIST   FEE LIST(1)  FEE BASE(2)    FEE COST     FEE LIST         LIST(3)       TRAINING LIST
-----------------------------------------------------------------------------------------------------------------------------
Upper Large       [*]          [*]          [*]          [*]                                       [*]           Hourly rate
-----------------------------------------------------------------------------------------------------------------------------
Large             [*]          [*]          [*]          [*]                                       [*]           Hourly rate
-----------------------------------------------------------------------------------------------------------------------------
Upper Middle      [*]          [*]          [*]          [*]                                       [*]           Hourly rate
-----------------------------------------------------------------------------------------------------------------------------
Middle            [*]                       [*]          [*]                                       [*]           Hourly rate
-----------------------------------------------------------------------------------------------------------------------------
Lower Middle      [*]                       [*]          [*]                                       [*]           Hourly rate
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
There is a reasonable chance that we will break the Upper Large market into two categories with 2 different price structures
                            There is no fee paid to American Express on [*] (THIS IS DONE AT [*])
-----------------------------------------------------------------------------------------------------------------------------

Monthly Minimum Fee Helps to Support:
-----------------------------------------------------------------------------------------------------------------------------
[*]
-----------------------------------------------------------------------------------------------------------------------------
[*]
-----------------------------------------------------------------------------------------------------------------------------
[*]
-----------------------------------------------------------------------------------------------------------------------------
[*]
-----------------------------------------------------------------------------------------------------------------------------
[*]
-----------------------------------------------------------------------------------------------------------------------------
[*]
-----------------------------------------------------------------------------------------------------------------------------
[*]
-----------------------------------------------------------------------------------------------------------------------------
[*]
-----------------------------------------------------------------------------------------------------------------------------
[*]
-----------------------------------------------------------------------------------------------------------------------------

----------------
(1) Suggested Price List

(2) Base Price List

(3) This applies to "Best Practices" solutions.

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

-----------------------------------------------------------------------------------------------------------
Implementation & Basic Training Includes:
-----------------------------------------------------------------------------------------------------------
  [*]
-----------------------------------------------------------------------------------------------------------
  [*]
-----------------------------------------------------------------------------------------------------------
  [*]
-----------------------------------------------------------------------------------------------------------
  [*]
-----------------------------------------------------------------------------------------------------------
  [*]
-----------------------------------------------------------------------------------------------------------

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT B


                                     SUPPORT


                {See Support as described in the Prior Agreement}

                                    EXHIBIT C

                               EXCLUSIVE FEATURES

Proposal for Exclusive Integration Features
================================================================================

OBJECTIVE:

AMEX and Concur wish to provide AXP/XMS Customers with a set of exclusive features (identified in the body of this Agreement as the "Exclusive Features") for the Co-Branded XMS Service which will enhance the relationship, provide competitive advantage for the RTS value proposition, and position the joint offering as the market leading solution.

APPROACH:

-        This document proposes "rolling exclusivity" for these features, i.e.
         available only to AMEX Clients for a specific period of time described in the Agreement following general release. This document proposes the first set of features governed by rolling exclusivity. The feature set was developed jointly by AMEX and Concur.

- Although the initial focus is on the domestic marketplace, exclusive features apply globally, where appropriate.

- The proposal follows the guiding principle to implement exclusive features; neither party will remove functionality that is currently available.

- The proposal addresses product integration between Concur and AMEX products and services. It does not recommend integrating efforts for the business relationship (e.g. implementation, pricing, resource sharing).

- This draft includes a matrix of proposed features. Potential availability of features, impact on the current feature integration plans, and requirements, which are external to Concur, have not yet been identified.

SUMMARY:

- The majority of proposed features were taken from the XMS Integration Feature List, which describes planned integration between Concur and AMEX products and services.

- Two features are already on the product plan. One feature (travel integration) will be delivered Oct 98. [*] are tentatively slated for 1Q99.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

JOINTLY RECOMMENDED FEATURES

FEATURE             DESCRIPTION OF EXCLUSIVE FEATURE/CLIENT BENEFIT
-------             -----------------------------------------------
[*]                 [*]

[*]                 [*]

[*]                 [*]

[*]                 [*]

[*]                 [*]

[*]                 [*]

[*]                 [*]

[*]                 [*]

UNDER INVESTIGATION

AMEX and Concur agree that the following feature is of value to the relationship. Agreement on this feature may be contingent on agreement with multiple divisions within AMEX. If this agreement is reached, this feature will be added to the JOINTLY RECOMMENDED FEATURES list above.

FEATURE             DESCRIPTION OF EXCLUSIVE FEATURE/CLIENT BENEFIT
-------             -----------------------------------------------
[*]                 [*]

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT D

              Lead Referral Compensation Payable By AMEX to Concur

The following are the terms and conditions for payment to Concur in connection with lead referrals to AMEX of entities that have an actual business relationship with Concur for the provisions of a service or product similar to the Co-Branded XMS Service and which are interested in the American Express(R) Corporate Card system and the American Express Business Travel Account program (such entities, a "Potential Client"). All applications are subject to AMEX approval.

Concur may, in writing and containing such information as AMEX shall reasonably require from time to time, refer to AMEX a Potential Client for purposes of AMEX's solicitation of such Potential Client for applications for a new Corporate Card account ("Corporate Card Account")or new Business Travel Account ("BTA"). AMEX will approve or reject such referrals in accordance with procedures it establishes from time to time. AMEX may, in its sole option, choose or decide not to solicit such Potential Client.

If, during the term of the Agreement, AMEX establishes a new Corporate Card Account or new BTA with a Potential Client which conforms with the conditions set forth below (a "Qualified Lead"), AMEX agrees to pay Concur a one-time incentive fee in accordance with the terms set forth below.

In order for a referred Potential Client to be deemed a Qualified Client, all of the following conditions must be satisfied:

(i) the Potential Client must not have any existing or prior account relationship with AMEX;

(ii) the Potential Client must have an existing business relationship with Concur for the provision of a service or product similar to the Co-Branded XMS Service;

(iii)  [*] prior to the date AMEX receives such referral;

(iv)   the Potential Client cannot be an entity in the public sector;

(v) Concur must not have offered or granted to the Potential Client, directly or indirectly, any discount or rebate from the amount of any fees the Potential Client may be obligated to pay AMEX in connection with a Corporate Card Account or BTA; and

(vi) Concur must, at the request of AMEX, assist AMEX in the solicitation of the Potential Client for a Corporate Card Account or a BTA.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

If all of the preceding conditions are satisfied, then the Potential Client will be considered a "Qualified Client" hereunder and thereby qualify Concur for the following one-time incentive fee with respect to each Qualified Client that establishes a new Corporate Card Account with AMEX:


1-9 Cards..................................................  [*] per Card
10-99 Cards................................................  [*] per Account
100-499 Cards..............................................  [*] per Account
500-999 Cards..............................................  [*] per Account
1,000 + Cards..............................................  [*] per Account


Also during such term, Concur will be entitled to a one-time incentive fee of [*] for each Qualified Client that establishes a new BTA.

Any incentive fee payable by AMEX will be based on the BTA or Corporate Card Account as it exists three (3) months following the actual setup of the respective account.

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT E


                            AMEX SECURITY PRINCIPLES

                        INFORMATION SECURITY REQUIREMENTS


[*]













*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]






*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                DATA SECURITY RECOMMENDED CONTROLS AND PROCEDURES


For Concur and its third party contractors which has access to AMEX's Proprietary Information, the following are recommended security controls and procedures for the sites which house such Proprietary Information:

[*]










*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]















*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT F
                        FORM OF AXP/XMS SERVICE AGREEMENT

                                    EXHIBIT G

                             DATA SECURITY AGREEMENT


This Data Security Agreement (the "Agreement") is entered into by and between AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC. ("Amexco") and CONCUR TECHNOLOGIES, INC. (formerly known as Portable Software Corporation), a Washington corporation ("Service Organization").

Amexco hereby agrees to supply, and provide Service Organization with access to, data (hereinafter referred to as "Files") containing proprietary information of Amexco, and/or its parent company, subsidiaries and affiliates from time to time to the Service Organization subject to the following terms and conditions.

I.   GENERAL CONDITIONS

[*]














*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]














*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

III.     GOVERNING LAW AND INTERPRETATION

         This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York. Headings are for reference only and are not intended to affect the meaning of any terms. If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions will remain unimpaired.

IV.      ENTIRE AGREEMENT

         No modification, amendment, supplement to or waiver of this Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by both parties. This Agreement shall become effective as of __________, 1998.


ACCEPTED AND AGREED TO:

Signature:___________________________

Printed Name:________________________

Title:_______________________________



                               TO BE COMPLETED BY AMEXCO DATA SECURITY ONLY

                               AMERICAN EXPRESS TRAVEL
                               RELATED SERVICES COMPANY, INC.



                               SIGNATURE:
                                         ---------------------------------------
                               PRINTED NAME: Robert J. Ferrante
                                             -----------------------------------
                               TITLE: Senior Director - Worldwide Data Security
                                      ------------------------------------------

                                   ADDENDUM A


(Please provide the name, address, contact, and telephone number for any companies listed.)